Filed Pursuant to Rule 433
                                                    Registration No.: 333-132249

                        [BANC OF AMERICA SECURITIES LOGO]

      Because the asset-backed securities are being offered on a "when, as and if issued" basis, any contract of sale will terminate, by its terms, without any further obligation or liability between us, if the securities themselves, or the particular class to which the contract relates, are not issued. In addition, since the asset-backed securities and the asset pools backing them are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus), any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date. If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation or liability between us (the "Automatic Termination"). If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class. To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.


Mortgage Pass-Through Certificates, Series 2006-4


Banc of America Alternative Loan Trust 2006-4
Issuing Entity


Banc of America Mortgage Securities, Inc.
Depositor


Bank of America, National Association
Sponsor and Servicer


[BANK OF AMERICA LOGO]



April 11, 2006




The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

                                   DISCLAIMER

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase securities. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

                             IRS CIRCULAR 230 NOTICE

            THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS FREE WRITING PROSPECTUS IS WRITTEN AND PROVIDED BY THE UNDERWRITER IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The information contained in this free writing prospectus should be read in conjunction with the information contained in the Depositor's most recent base prospectus and the information provided by Banc of America Securities LLC (the "Underwriter"). The Depositor's most recent base prospectus referred to in this free writing prospectus is the base prospectus dated March 27, 2006 attached to the prospectus supplement dated March 27, 2006 relating to the Banc of America Alternative Loan Trust 2006-3 Mortgage Pass-Through Certificates, Series 2006-3 filed with the SEC under Rule 424(b)(5) of the Securities Act (SEC File No. 333-132249-01). You should carefully read this free writing prospectus and the base prospectus, as well as the information provided by the Underwriter, before you make any investment decision. Capitalized terms that are used but not defined in this free writing prospectus have the meaning given to those terms in the base prospectus.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW THIS DOCUMENT ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

[BANC OF AMERICA SECURITIES LOGO]
                                    Banc of Americ Alternative Loan Trust 2006-4
                               Mortgage Pass-Through Certificates, Series 2006-4
--------------------------------------------------------------------------------

                          Preliminary Summary of Terms

Transaction:            Banc of America Alternative Loan Trust 2006-4
                        Mortgage Pass-Through Certificates, Series 2006-4

Issuing Entity:         Banc of America Alternative Loan Trust 2006-4

Depositor:              Banc of America Mortgage Securities, Inc.

Underwriter:            Banc of America Securities LLC

Sponsor and Servicer:   Bank of America, National Association

Trustee:                Wells Fargo Bank, N.A.

Rating Agencies:        Two of Standard & Poor's, Moody's and/or Fitch Ratings
                        will rate the offered Senior Certificates. At least one of the above Rating Agencies will rate the offered
                        Subordinate Certificates.

Senior Certificates:    The Senior Certificates will consist of three or more
                        classes of certificates, one of which will be the residual certificate and at least one of which will be ratio strip certificates. One or more classes of certificates may be comprised of two or more components.
                        The components of a class are not severable. The Senior
                        Certificates (or in the case of a class of Senior
                        Certificates comprised of components, the components) may be divided into two or more groups in which case each group will have a corresponding group of Subordinate Certificates which may or may not be shared with one or more other groups of Senior Certificates.

Senior Non-PO           The Senior Certificates (other than any Ratio Strip
Certificates:           Certificates or components thereof).

Subordinate             If the Senior Certificates are divided into multiple
Certificates:           groups, the Subordinate Certificates may or may not
                        consist of multiple groups. If there is only one group of Subordinate Certificates, the Subordinate
                        Certificates will support all of the Senior
                        Certificates. If there are multiple groups of Subordinate Certificates, each group will support one or more groups of Senior Certificates. Each class of Subordinate Certificates is also subordinated to each class of Subordinate Certificates within its group, if any, with a lower number.

Offered Certificates:   Senior Certificates and Subordinate Certificates rated
                        BBB- or Baa3 or better

Expected Closing Date:  April 27, 2006

Expected Investor       April 28, 2006
Closing Date:

Distribution Date:      25th of each month, or the next succeeding business day
                        (First Distribution Date: May 25, 2006)

Cut-off Date:           April 1, 2006

Determination Date:     For any Distribution Date, the 16th day of the month in
                        which the Distribution Date occurs or, if that day is not a business day, the immediately preceding business day.

                          Preliminary Summary of Terms

Record Date:            For any Distribution Date, the close of business on the
                        last business day of the month preceding the month of that Distribution Date.

Day Count:              30/360

Clearing:               DTC, Clearstream and Euroclear.

Denominations:               Original            Minimum           Incremental
                           Certificate        Denominations       Denominations
                               Form
Senior Certificates         Book Entry           $1,000                $1
(other than any
Principal Only
Certificates, Interest
Only Certificates and
Special Retail
Certificates)

Interest Only               Book Entry         $1,000,000           $1 or N/A
Certificates                                (notional amount)
                                            or size of class,
                                              if less than
                                               $1,000,000

Special Retail              Book Entry           $1,000               $1,000
Certificates

Principal Only              Book Entry           $25,000                $1
Certificates and
Subordinate
Certificates

SMMEA Eligibility:      The Senior Certificates and the most senior class or
                        classes of Subordinate Certificates are expected to constitute "mortgage related securities" for purposes of SMMEA.

                          Preliminary Summary of Terms

ERISA Eligibility:      A fiduciary or other person acting on behalf of any
                        employee benefit plan or arrangement, including an individual retirement account , subject to the Employee
                        Retirement Income Security Act of 1974, as amended
                        ("ERISA"), the Code or any federal, state or local law
                        ("Similar Law") which is similar to ERISA or the Code
                        (collectively, a "Plan") should carefully review with its legal advisors whether the purchase or holding of an Offered Certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or Similar Law.

                        The U.S. Department of Labor has extended to Banc of America Securities LLC an administrative exemption (the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of
                        Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by certain Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption.

                        The Exemption may cover the acquisition and holding of the Offered Certificates by the Plans to which it applies provided that all conditions of the Exemption other than those within the control of the investors are met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on 5% of the initial balance of the Mortgage Pool.

                        If there are Mortgage Loans with loan-to-value ratios in excess of 100% in the Mortgage Pool or in a loan group within the Mortgage Pool, the Exemption will not cover the acquisition and holding of the related offered Super Senior Support or Subordinate Certificates.

                        Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA, the Code and Similar Law, the applicability of PTE 83-1 and the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the governing plan instruments and the applicable fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                          Preliminary Summary of Terms

Tax Structure:          For federal income tax purposes, the Trust will be
                        treated as one or more "real estate mortgage investment conduits" (each, a "REMIC").

                        o The Offered Certificates (other than the residual certificate) and the Subordinate Certificates will constitute "regular interests" in a REMIC and will be treated as newly-originated debt instruments for most federal income tax purposes.

                        o Generally, for a class of component certificates, each component, rather than the class itself, will constitute a regular interest in a REMIC.

                        o The residual certificate will represent the sole "residual interest" in each REMIC.

                        You must report income received on your Offered Certificates as it accrues from Distribution Date to Distribution Date, even if it is before such income is distributed in cash to you.

                        Certain classes of Offered Certificates may be issued with "original issue discount." If your class of Offered Certificates is issued with original issue discount, you must report original issue discount income over the life of your Certificate, often well before such income is distributed in cash to you.

                        If you hold an Offered Certificate that has the benefit of a yield maintenance agreement and is entitled to certain payments from a reserve account, you will be treated as owning two assets, a REMIC regular interest and the right to receive payments from the reserve fund and will be required to account separately for each of these assets for federal income tax purposes.

                          Preliminary Summary of Terms

 Optional Termination   On any Distribution Date on which the aggregate Stated
 Date:                  Principal Balance of the Mortgage Loans is less than 10%
                        of the initial aggregate unpaid principal balance of the Mortgage Loans as of the Cut-off Date, the Depositor may, at its option, subject to certain conditions, purchase the Mortgage Loans, which would effect an early retirement of the Certificates.

                        If the Mortgage Loans are divided into multiple loan groups with more than one set of Subordinate Certificates, the Depositor may, at its option, subject to certain conditions, purchase the Mortgage Loans in one or some of the loan groups, which would effect an early retirement of only the related Certificates.

 The Pooling Agreement: The Certificates will be issued pursuant to a Pooling and Servicing Agreement (the "Pooling Agreement") to be dated the Closing Date, among the Depositor, the Servicer and the Trustee.

 The Mortgage Pool:     The "Mortgage Pool" will consist of fixed rate,
                        conventional, fully-amortizing mortgage loans (the
                        "Mortgage Loans") secured by first liens on one- to four-family residential properties. All of the Mortgage
                        Loans were originated or acquired by Bank of America, National Association, which is an affiliate of the Depositor and Banc of America Securities LLC. In addition, certain of the Mortgage Loans were originated using underwriting standards that are different from, and in certain respects, less stringent than the general underwriting standards of Bank of America, National
                        Association. See "The Mortgage Loan Programs--Mortgage
                        Loan Underwriting" in the base prospectus.

                        The Mortgage Pool may be divided into multiple loan groups.

 The Mortgage Loans:    The Mortgage Loans consist of fixed rate, conventional,
                        fully amortizing mortgage loans secured by first liens on one- to four-family residential properties.
                        Substantially all of the Mortgage Loans will have original terms to stated maturity of approximately 15 to 30 years.* Borrowers are permitted to prepay their Mortgage Loans, in whole or in part, at any time. If indicated in the Collateral Summary at the end of this Free Writing Prospectus, certain of the Mortgage Loans may be subject to prepayment premiums. Accordingly, the actual date on which any Mortgage Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal. See the Collateral
                        Summary at the end of this Free Writing Prospectus for more information about the Mortgage Loans.

                        *Approximately 0.7617% of the Mortgage Loans will have original terms to stated maturity of approximately 40 years.

                          Preliminary Summary of Terms

 Yield Maintenance      The Trustee on behalf of the Trust may enter into one or
 Agreements:            more yield maintenance agreements (each, a "Yield
                        Maintenance Agreement") with one or more counterparties
                        (each, a "Counterparty") for the benefit of one or more classes. With respect to each Yield Maintenance
                        Agreement for any Distribution Date (other than the initial Distribution Date) if LIBOR, as calculated for the Interest Accrual Period related to such Distribution
                        Date, exceeds a designated strike percentage, the Counterparty will be obligated to pay to the Trustee, for deposit into the related Reserve Fund, an amount equal to the product of (a) the amount by which (i) the lesser of LIBOR and a designated maximum percentage exceeds (ii) the designated strike percentage, (b) the lesser of the applicable Class Balance(s) and related notional amount as set forth for such Distribution Date in the related Yield Maintenance Agreement and (c) one-twelfth.

                        Pursuant to the Pooling Agreement, the Trustee will establish a separate trust account (the "Reserve Fund") for deposit of any payments that it may receive under a Yield Maintenance Agreement. Each Reserve Fund is part of the trust fund but will not be an asset of any REMIC.

                        Amounts on deposit in a Reserve Fund will be used to make certain payments on a specified Class or Classes of Certificates that have the benefit of a Yield Maintenance Agreement.

Compensating Interest:  Pursuant to the Pooling Agreement, the aggregate
                        Servicing Fee payable to the Servicer for any month will be reduced (but not below zero) by an amount equal to the lesser of (i) the aggregate of the Prepayment Interest Shortfalls for such Distribution Date and (ii) one-twelfth of 0.25% of the aggregate Stated Principal Balance of the Mortgage Loans as of the due date in the month preceding the month of such Distribution Date (such amount, the "Compensating Interest").

                        If a group of Subordinate Certificates supports multiple groups of Senior Certificates, Compensating Interest will be determined on an aggregate basis with respect to all related loan groups. If a group of Subordinate Certificates supports one group of Senior Certificates, Compensating Interest will be determined for the related loan group.

 Advances:              Subject to the certain limitations, the Servicer will be
                        required pursuant to the Pooling Agreement to advance
                        (any such advance, an "Advance") prior to each
                        Distribution Date an amount equal to the aggregate of
                        payments of principal and interest (net of the Servicing
                        Fee) which were due on the related due date on the
                        Mortgage Loans and which were delinquent on the related
                        Determination Date.  Advances made by the Servicer will
                        be made from its own funds or funds available for future
                        distribution.   The obligation to make an Advance with
                        respect to any Mortgage Loan will continue until the ultimate disposition of the REO Property or Mortgaged
                        Property relating to such Mortgage Loan.

                          Preliminary Summary of Terms

 Interest Accrual:      Interest will accrue on the Certificates during each
                        one-month period (i) ending on the last day of the month preceding the month in which each Distribution Date occurs (each, a "Regular Interest Accrual Period") or
                        (ii) commencing on the 25th day of the month preceding the month in which each Distribution Date occurs and ending on the 24th day of the month in which each Distribution Date occurs (each, a "LIBOR Based Interest
                        Accrual Period" or "No Delay Interest Accrual Period" and together with a Regular Interest Accrual Period, an "Interest Accrual Period"). The initial Regular Interest
                        Accrual Period will be deemed to have commenced on April
                        1, 2006 and any initial LIBOR Based Interest Accrual
                        Period or No Delay Interest Accrual Period will be deemed to have commenced on April 25, 2006.

                        On each Distribution Date, to the extent of the applicable Pool Distribution Amount or Amounts, each class of interest-bearing Certificates will be entitled to receive interest (as to each such class, the "Interest Distribution Amount") with respect to the related Interest Accrual Period. The Interest Distribution Amount for any interest-bearing class of Certificates will be equal to the sum of (i) interest accrued during the related Interest Accrual Period at the applicable pass-through rate on the related Class Balance or notional amount and (ii) the sum of the amounts, if any, by which the amount described in clause
                        (i) above on each prior Distribution Date exceeded the amount actually distributed in respect of interest on such prior Distribution Dates and not subsequently distributed.

                        The interest entitlement described in clause (i) of the Interest Distribution Amount for each class of interest-bearing Senior Certificates and each class of Subordinate Certificates will be reduced by the amount of Net Interest Shortfalls for the related Mortgage Loans for such Distribution Date.

                        Allocations of the interest portion of Realized Losses on the Mortgage Loans in a loan group first to the related Subordinate Certificates in reverse numerical order will result from the priority of distributions first to the related Senior Certificates and then to the classes of related Subordinate Certificates in numerical order of the applicable Pool Distribution Amount as described below under "Priority of Distributions." After the date on which the aggregate Class Balance of the related Subordinate Certificates has been reduced to zero, the interest-bearing related Senior Certificates will bear the interest portion of any Realized Losses on such Mortgage Loans pro rata based on the interest entitlement described in clause (i) of the applicable Interest Distribution Amount.

                          Preliminary Summary of Terms

 Distributions to the   On each Distribution Date, each class of Subordinate
 Subordinate            Certificates that is entitled to receive a principal
 Certificates:          distribution will receive its pro rata share (based on
                        the Class Balances of all the Subordinate Certificates
                        (or the Subordinate Certificates in the same group, if there is more than one group of Subordinate
                        Certificates) that are entitled to receive a principal distribution) of the Subordinate Principal Distribution
                        Amount(s), to the extent that the remaining Pool
                        Distribution Amount(s) are sufficient therefor. With respect to each class of Subordinate Certificates, if on any Distribution Date the Fractional Interest is less than the Fractional Interest for that class on the Closing Date, no classes of Subordinate Certificates in the same group, if there is more than one group of Subordinate Certificates, junior to such class will be entitled to receive a principal distribution.

                        Distributions of principal on the Subordinate Certificates that are entitled to receive a principal distribution on a Distribution Date will be made sequentially to each class of Subordinate Certificates in the order of their numerical class designations until each such class has received its respective pro rata share for the Distribution Date. However, the Class PO Deferred Amounts will be paid to the ratio strip components or certificates from amounts otherwise payable as principal to the related Subordinate Certificates, beginning with the amounts otherwise distributable as principal to the class of related Subordinate Certificates with the highest numerical designation.

 Shifting Interest      Additional credit enhancement is provided by the
 Structure:             allocation of the applicable Non-PO Percentages of
                        principal prepayments on the Mortgage Loans in the Mortgage Pool or a loan group in the Mortgage Pool to the related Senior Non-PO Certificates for the first five years and the disproportionately greater allocation of prepayments to such Senior Non-PO
                        Certificates over the following four years. The disproportionate allocation of the applicable Non-PO
                        Percentages of prepayments on the Mortgage Loans in the Mortgage Pool or a loan group in the Mortgage Pool will accelerate the amortization of those Senior
                        Certificates relative to the amortization of the Subordinate Certificates. As a result, the credit support percentage for the Senior Certificates should be maintained and may be increased during the first nine years.

                          Preliminary Summary of Terms

 Allocation of Losses:  On each Distribution Date, the applicable PO Percentage of any Realized Loss on a Discount Mortgage Loan will be allocated to the ratio strip certificate or ratio strip component of the related group until its Class Balance or principal balance is reduced to zero. Such allocation will be effected on each Distribution Date by reducing the Class Balance of the ratio strip certificate or principal balance of the ratio strip component of the related group if and to the extent that such balance (after taking into account the amount of all distributions to be made on such Distribution Date) exceeds the Adjusted Pool Amount (PO Portion) for such Distribution Date. The amount of any such Realized Loss allocated to a ratio strip certificate or ratio strip component of the related group will be treated as a "Class PO Deferred Amount." To the extent funds are available on such Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable to the related Subordinate Principal Distribution Amount or Amounts, the Class PO Deferred Amounts for the ratio strip certificate or ratio strip component of the related group will be paid on such ratio strip certificate or ratio strip component of the related group prior to distributions of principal on the related Subordinate Certificates. Payments of the Class PO Deferred Amounts will be made from the principal payable to the related Subordinate Certificates beginning with the principal payable to the class of Subordinate Certificates with the highest numerical class designation. Any distribution in respect of unpaid Class PO Deferred Amounts for a ratio strip certificate or ratio strip component of the related group will not further reduce the principal balance of such ratio strip certificate or ratio strip component of the related group. The Class PO Deferred Amounts will not bear interest. The Class Balance of the class of related Subordinate Certificates then outstanding with the highest numerical class designation will be reduced by the amount of any payments in respect of Class PO Deferred Amounts for the ratio strip certificate or ratio strip component of the related group. Any excess of these Class PO Deferred Amounts over the Class Balance of that class will be allocated to the next most subordinate class of related Subordinate Certificates to reduce its Class Balance and so on, as necessary.

                        On each Distribution Date, the applicable Non-PO Percentage of any Realized Loss will be allocated first to the related Subordinate Certificates in the reverse order of their numerical class designations (beginning with the class of related Subordinate Certificates then outstanding with the highest numerical class designation), in each case until the Class Balance of such class of Certificates has been reduced to zero, and then to the Senior Non-PO Certificates or to the Senior Non-PO Certificates of the related group, if there are multiple groups of Senior Non-PO Certificates pro rata based on their respective Class Balances.

                          Preliminary Summary of Terms

 Allocation of Losses   Such allocation will be effected on each such
 (Continued):           Distribution Date by reducing the Class Balance of the
                        class of related Subordinate Certificates then outstanding with the highest numerical class designation if and to the extent that the aggregate of the Class
                        Balances of all classes of Senior Non-PO Certificates or the Senior Non-PO Certificates in a group and the related Subordinate Certificates (after taking into account the amount of all distributions to be made on such Distribution Date) exceeds the Adjusted Pool Amount
                        (Non-PO Portion) or sum of the Adjusted Pool Amounts
                        (Non-PO Portion) for such Distribution Date.

                        After the date on which the aggregate Class Balance of the related Subordinate Certificates has been reduced to zero, on each Distribution Date, the aggregate of the Class Balances of all classes of Senior Non-PO Certificates or all Senior Non-PO Certificates of a group then outstanding will be reduced if and to the extent that such aggregate Class Balance (after taking into account the amount of all distributions to be made on such Distribution Date) exceeds the Adjusted Pool Amount (Non-PO Portion) for such Distribution Date. The amount of any such reduction will be allocated among the Senior Non-PO Certificates or Senior Non-PO Certificates of such group pro rata based on their respective Class Balances (or their initial Class Balances, if lower, in the case of a class of Accrual Certificates).

                        After the date on which the aggregate Class Balance of the related Subordinate Certificates has been reduced to zero, the Class Balance of any class of Super Senior Support Certificates will be reduced not only by the principal portion of Realized Losses allocated to such class as provided in the preceding paragraph, but also by the portion allocated to the related class or classes of Super Senior Certificates.

                          Preliminary Summary of Terms

 Cross-Collaterali-     If one group of Subordinate Certificates support
 zation                 multiple groups of Senior Certificates, on each
                        Distribution Date prior to the date on which the aggregate Class Balance of such Subordinate Certificates has been reduced to zero but on or after the date on which the Class Balances of the Senior Non-PO
                        Certificates of a group have been reduced to zero, amounts otherwise distributable as principal payments on such Subordinate Certificates will be paid as principal to the remaining classes of Senior Non-PO Certificates of each group supported by such Subordinate Certificates together with the Senior Principal Distribution
                        Amount(s) in accordance with the principal payment priorities provided that on such Distribution Date (a) the Aggregate Subordinate Percentage for such Distribution Date is less than twice the initial
                        Aggregate Subordinate Percentage or (b) the average outstanding principal balance of the Mortgage Loans
                        (including, for this purpose, any Mortgage Loan in foreclosure, any REO Property and any Mortgage Loan for which the mortgagor has filed for bankruptcy after the Closing Date) delinquent 60 days or more over the last six months as a percentage of the aggregate Class
                        Balance of the Subordinate Certificates is greater than or equal to 50%. If the Senior Non-PO Certificates of two or more groups remain outstanding, the distributions described above will be made to such Senior Certificates of such groups, pro rata, in proportion to the aggregate
                        Class Balance of such Senior Certificates.

                        The "Aggregate Subordinate Percentage" for any Distribution Date will be the percentage equal to the aggregate Class Balance of the Subordinate Certificates divided by the related aggregate Pool Principal Balance (Non-PO Portion).

                        In addition, if on any Distribution Date, after giving effect to the preceding paragraph, the aggregate Class Balance of the Senior Non-PO Certificates after giving effect to distributions to be made on such Distribution Date is greater than the Adjusted Pool Amount (Non-PO Portion) (any such group, the "Undercollateralized Group" and any such excess, the "Undercollateralized Amount"), all amounts otherwise distributable as principal on the Subordinate Certificates, in reverse order of their numerical designations, will be paid as principal to the Senior Non-PO Certificates of the Undercollateralized Group together with the Senior Principal Distribution Amount(s) in accordance with the principal payment priorities until the aggregate Class Balance of the Senior Non-PO Certificates of the Undercollateralized Group equals the Adjusted Pool Amount (Non-PO Portion). If two or more groups are Undercollateralized Groups, the distributions described above will be made, pro rata, in proportion to the amount by which the aggregate Class Balance of the Senior Non-PO Certificates of each such group exceeds the related Pool Principal Balance (Non-PO Portion).

                        The amount of any unpaid interest shortfall amounts with respect to the Undercollateralized Group (including any interest shortfall amount for such Distribution Date) will be paid to the Undercollateralized Group, including the interest only component of such group, if any, prior to the payment of any Undercollateralized Amount from amounts otherwise distributable as principal on the Subordinate Certificates, in reverse order of their numerical designations.

                          Preliminary Summary of Terms

 Adjusted Pool Amount:  The "Adjusted Pool Amount" of the Mortgage Pool or a
                        loan group in the Mortgage Pool will equal the aggregate unpaid principal balance of the Mortgage Loans in the Mortgage Pool or a loan group in the Mortgage Pool as of the Cut-off Date minus the sum of (i) all amounts in respect of principal received in respect of such Mortgage Loans (including amounts received as Advances, principal prepayments and Liquidation Proceeds in respect of principal) and distributed on the Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than debt service reductions) incurred on such Mortgage Loans from the Cut-off Date through the end of the month preceding the month in which such Distribution Date occurs.

 Adjusted Pool Amount   The "Adjusted Pool Amount (PO Portion)" of the Mortgage
 (PO Portion):          Pool or a loan group in the Mortgage Pool will equal the
                        sum as to each Mortgage Loan in the Mortgage Pool or a loan group in the Mortgage Pool as of the Cut-off Date of the product of (A) the PO Percentage for such Mortgage Loan and (B) the principal balance of such Mortgage Loan as of the Cut-off Date less the sum of (i) all amounts in respect of principal received in respect of such Mortgage Loan (including amounts received as Advances, principal prepayments and Liquidation Proceeds in respect of principal) and distributed on the Certificates on such Distribution Date and all prior
                        Distribution Dates and (ii) the principal portion of any Realized Loss (other than a debt service reduction) incurred on such Mortgage Loan from the Cut-off Date through the end of the month preceding the month in which such Distribution Date occurs.

 Adjusted Pool Amount   The "Adjusted Pool Amount (Non-PO Portion)" of the
 (Non-PO Portion):      Mortgage Pool or a loan group in the Mortgage Pool will
                        equal the difference between the Adjusted Pool Amount of the Mortgage Pool or a loan group in the Mortgage Pool and the Adjusted Pool Amount (PO Portion) of the
                        Mortgage Pool or a loan group in the Mortgage Pool.

 Class Balance:         The "Class Balance" of a class of Certificates at any
                        time will equal (a) its initial Class Balance less (i) all distributions of principal made to such class, and
                        (ii) losses allocated to such class plus (b) in the case of a class of Accrual Certificates, any amounts added to such Class Balance as a result of the application of the accrual distribution amount.

 Fractional Interest:   The "Fractional Interest" with respect to any
                        Distribution Date and each class of Subordinate
                        Certificates will equal (i) the aggregate of the Class
                        Balances immediately prior to such Distribution Date of all classes of Subordinate Certificates in the same group that have higher numerical class designations than such class, divided by (ii) the aggregate Pool Principal
                        Balance (Non-PO Portion) (if there is only one group of Subordinate Certificates) or the related Pool Principal
                        Balance (Non-PO Portion) or sum of the related Pool
                        Principal Balance (Non-PO Portion) (if there is more than one group of Subordinate Certificates).

                          Preliminary Summary of Terms

Net Interest Shortfall: With respect to any Distribution Date, the "Net Interest
                        Shortfall" is equal to the sum of (i) the shortfall in interest received with respect to any Mortgage Loan as a result of a Relief Act Reduction and (ii) any Non-Supported Interest Shortfalls. Net Interest Shortfalls on any Distribution Date will be allocated pro rata among all such classes of interest-bearing Senior Certificates or if there are Crossed Groups, the interest-bearing Senior Certificates of the Crossed Groups and each class of related Subordinate Certificates, based on the amount of interest accrued on each such class of Certificates on such Distribution Date before taking into account any reduction in such amounts resulting from such Net Interest Shortfalls.

Net Mortgage Interest   The "Net Mortgage Interest Rate" of a Mortgage Loan is
Rate:                   the excess of its mortgage interest rate over the sum of
                        the servicing fee rate (which is 0.25%) and the trustee fee rate (which is 0.0045%).

Non-PO Percentage:      The "Non-PO Percentage" with respect to any Mortgage
                        Loan in the Mortgage Pool or loan group in the Mortgage
                        Pool with a Net Mortgage Interest Rate as of the Cut-off
                        Date less than a certain rate (each such Mortgage Loan, a "Discount Mortgage Loan") will be equal to the Net
                        Mortgage Interest Rate as of the Cut-off Date divided by such applicable rate. If there are multiple loan groups in the Mortgage Pool, this rate may be the same for each loan group or may differ for one or more loan groups.
                        The Non-PO Percentage with respect to any Mortgage Loan in the Mortgage Pool or loan group in the Mortgage Pool with a Net Mortgage Interest Rate as of the Cut-off Date equal to or greater than the applicable rate will be 100%. The "PO Percentage" for any Discount Mortgage Loan will be equal to 100% minus the Non-PO Percentage for such Mortgage Loan.

                        Any Mortgage Loan with a Net Mortgage Interest Rate as of the Cut-off Date greater than or equal to the applicable rate for the Mortgage Pool or the loan group in the Mortgage Pool is a "Premium Mortgage Loan."

 Non-PO Principal          The "Non-PO Principal Amount" for any Distribution
 Amount: Date and the Mortgage Pool or any loan group in the Mortgage Pool will equal the sum of the applicable Non-PO Percentage of:
                           (a) all monthly payments of principal due on each
                        Mortgage Loan in the Mortgage Pool or loan group in the Mortgage Pool on the related due date;
                           (b) the principal portion of the purchase price (net
                        of unreimbursed Advances and other amounts as to which the Servicer is entitled to be reimbursed pursuant to the Pooling Agreement) of each Mortgage Loan in the Mortgage Pool or loan group in the Mortgage Pool that was repurchased by the Depositor pursuant to the Pooling Agreement during the calendar month preceding the month of that Distribution Date;
                           (c) amounts received with respect to such
                        Distribution Date as a substitution adjustment amount (net of unreimbursed Advances and other amounts as to which the Servicer is entitled to be reimbursed pursuant to the Pooling Agreement) in connection with a Mortgage Loan in the Mortgage Pool or loan group in the Mortgage Pool received during the calendar month preceding the month of that Distribution Date;
                           (d) any Liquidation Proceeds (net of unreimbursed
                        expenses and unreimbursed Advances, if any) allocable to recoveries of principal of the Mortgage Loans in the Mortgage Pool or loan group in the Mortgage Pool that have not yet been liquidated received during the calendar month preceding the month of that Distribution Date;
                           (e) with respect to each Mortgage Loan in the
                        Mortgage Pool or loan group in the Mortgage Pool that was liquidated during the calendar month preceding the month of that Distribution Date, the amount of the Liquidation Proceeds (other than any profits retained by the Servicer in connection with the foreclosure and net of unreimbursed expenses and unreimbursed Advances, if any) allocable to principal received with respect to that Mortgage Loan; and
                           (f) all partial and full principal prepayments on the
                        Mortgage Loans in the Mortgage Pool or loan group in the Mortgage Pool by mortgagors received during the calendar month preceding the month of that Distribution Date.

                        The amounts described in clauses (a) through (d) are referred to as "Scheduled Principal Payments." The amounts described in clauses (e) and (f) are referred to as "Unscheduled Principal Payments."

                        Preliminary Summary of Terms

 Non-Supported          With respect to any Distribution Date, the
 Interest Shortfall:    "Non-Supported Interest Shortfall" is the amount by
                        which the aggregate of Prepayment Interest Shortfalls for the Mortgage Loans in the Mortgage Pool or the Mortgage Loans in any Crossed Loan Groups during the calendar month preceding the month of such Distribution
                        Date exceeds the applicable Compensating Interest for such period.

 Notional Amount:       The "Notional Amount" of any Interest Only Certificates
                        (or any components of an Interest Only Certificates) will be equal to either (I) the product of (i) the aggregate of the Stated Principal Balances of the Premium Mortgage Loans in the Mortgage Pool or loan group as of the due date in the month preceding the month of such Distribution Date and (ii) a fraction, (a) the numerator of which is equal to the weighted average of the Net Mortgage Interest Rates of the these Mortgage
                        Loans (based on the Stated Principal Balances of these
                        Mortgage Loans as of the due date in the month preceding the month of such Distribution Date) minus a specified percentage and (b) the denominator of which is equal to a specified percentage or (II) a percentage or all of the Class Balance(s) of another class or classes.

 Pool Distribution      The "Pool Distribution Amount" with respect to any
 Amount:                Distribution Date will be determined by reference to
                        amounts received and expenses incurred in connection with the Mortgage Loans in the Mortgage Pool or any loan group in the Mortgage Pool and will be equal to the sum of:

                           (i) all scheduled installments of interest (net of
                        the related Servicing Fee) and principal due on such Mortgage Loans on the due date in the month in which such Distribution Date occurs and received prior to the related Determination Date, together with any Advances in respect thereof and any Compensating Interest allocable to such Mortgage Loans;

                           (ii) all proceeds of any primary mortgage guaranty
                        insurance policies and any other insurance policies with respect to such Mortgage Loans, to the extent such proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the Servicer's normal servicing procedures and all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Mortgage Pool or any loan group in the Mortgage Pool, by foreclosure or otherwise (collectively, "Liquidation Proceeds"), during the calendar month preceding the month of such Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any);

                           (iii) all partial or full prepayments received on
                        such Mortgage Loans during the calendar month preceding the month of such Distribution Date; and

                           (iv) amounts received with respect to such
                        Distribution Date as a substitution adjustment amount or purchase price in respect of any deleted Mortgage Loan in the Mortgage Pool or any loan group in the Mortgage Pool or amounts received in connection with the optional termination of the Trust or a portion of the Trust as of such Distribution Date, reduced by amounts in reimbursement for Advances previously made and other amounts as to which the Servicer is entitled to be reimbursed pursuant to the Pooling Agreement.

                        Preliminary Summary of Terms

 Pool Principal         The "Pool Principal Balance" for the Mortgage Pool or a
 Balance:               loan group in the Mortgage Pool with respect to any
                        Distribution Date equals the aggregate Stated
                        Principal Balances of the Mortgage Loans in the Mortgage Pool or loan group in the Mortgage Pool outstanding on the due date in the month preceding the month of such Distribution Date.

 Pool Principal         The "Pool Principal Balance (Non-PO Portion)" for the
 Balance (Non-PO        Mortgage Pool or a loan group in the Mortgage Pool and
 Portion):              any Distribution Date equals the sum of the product, for
                        each Mortgage Loan in the Mortgage Pool or loan group in the Mortgage Pool, of the Non-PO Percentage of such Mortgage Loan multiplied by its Stated Principal Balance on the due date in the month preceding the month of such Distribution Date.

 Prepayment Interest    A "Prepayment Interest Shortfall" on a Mortgage Loan is
 Shortfall:             equal to the difference between (x) 30 days' interest at
                        the mortgage interest rate (less the servicing fee rate) on the amount of the prepayment on such Mortgage
                        Loan minus (y) the amount of interest actually paid by the related mortgagor on the amount of such prepayment during the preceding month.

 Realized Loss:         In general, a "Realized Loss" means, (a) with respect to
                        a Mortgage Loan that has been liquidated, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of proceeds from the liquidation applied to the principal balance of the related Mortgage Loan and (b) a losses due to the bankruptcy of the mortgagor.

Relief Act Reduction:   A "Relief Act Reduction" is a reduction in the amount of
                        monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or similar state legislation.

 REO Property:          An "REO Property" is a Mortgaged Property that has been
                        acquired by the Trust through foreclosure or grant of a deed in lieu of foreclosure.

 Senior Percentage:     The Senior Percentage for the Mortgage Pool or loan
                        group in the Mortgage Pool will equal (i) the aggregate
                        Class Balance of the related Senior Non-PO Certificates immediately prior to such date, divided by (ii) the Pool
                        Principal Balance (Non-PO Portion) for the Mortgage Pool or loan group in the Mortgage Pool for such date.

 Senior Prepayment      For the following Distribution Dates, will be as
 Percentage:            follows:

                          Distribution Date     Senior Prepayment Percentage
                          -----------------     ----------------------------

                        May 2006 through      100%;
                        April 2011
                        May 2011 through      the applicable Senior Percentage
                        April 2012            plus, 70% of the applicable
                                              Subordinate Percentage;
                        May 2012 through      the applicable Senior Percentage
                        April 2013            plus, 60% of the applicable
                                              Subordinate Percentage;
                        May 2013 through      the applicable Senior Percentage
                        April 2014            plus, 40% of the applicable
                                              Subordinate Percentage;
                        May 2014 through      the applicable Senior Percentage
                        April 2015            plus, 20% of the applicable
                                              Subordinate Percentage;
                        May 2015 and          the applicable Senior Percentage;
                        thereafter
                        provided, however, that (A) if on any Distribution Date the percentage equal to (x) the aggregate Class Balances of the Senior Non-PO Certificates of multiple groups with one set of Subordinate Certificates (such groups, "Crossed Groups") divided by (y) the sum of the Pool Principal Balances (Non-PO Portion) for the loan groups relating to the Crossed Groups (such loan groups, the "Crossed Loan Groups" and such percentage, the "Crossed Group Total Senior Percentage") exceeds such percentage as of the Closing Date, then the Senior Prepayment Percentages for the Crossed Loan Groups for such Distribution Date will equal 100% and (B) in the case of one group of Senior Non-PO Certificates with its own set of Subordinate Certificates or if the Mortgage Pool is not divided into loan groups, if on any Distribution Date the Senior Percentage for the Mortgage Pool or the related loan group of the Mortgage Pool (the Mortgage Loans in the Mortgage Pool or such loan group, "Non-Crossed Mortgage Loans") exceeds such percentage as of the Closing Date, then the Senior Prepayment Percentage(s) for the Mortgage Pool or such loan group for such Distribution Date will equal 100%.

                          Preliminary Summary of Terms

   Senior Prepayment    No decrease in the Senior Prepayment Percentages for the
   Percentage           Crossed Loan Groups will occur if the following occurs
   (Continued):         as of any Distribution Date as to which any such
                        decrease applied with respect to the Crossed Loan Group
                        Mortgage Loans, and no decrease in the Senior Prepayment
                        Percentage for the Non-Crossed Mortgage Loans will occur if the following occurs as of any Distribution Date as to which any such decrease applied with respect to the Non-Crossed Mortgage Loans: (i) the outstanding principal balance of all Mortgage Loans in the Crossed
                        Loan Groups or all Non-Crossed Mortgage Loans
                        (including, for this purpose, any Mortgage Loans in foreclosure, any REO Property in such loan group or loan groups and any Mortgage Loan for which the mortgagor has filed for bankruptcy after the Closing Date) delinquent
                        60 days or more (averaged over the preceding six-month period), as a percentage of the aggregate Class Balance of the related Subordinate Certificates, is equal to or greater than 50%, or (ii) cumulative Realized Losses with respect to the Mortgage Loans in the Crossed Loan
                        Groups or all Non-Crossed Mortgage Loans exceed the percentages of the aggregate balance of the related
                        Subordinate Certificates as of the Closing Date (with respect to the related Subordinate Certificates, the "Original Subordinate Principal Balance") indicated below:

                                                      % of Original Subordinate
                       Distribution Date Occurring       Principal Balance
                       ---------------------------    -------------------------
                       May 2011 through April 2012              30%
                       May 2012 through April 2013              35%
                       May 2013 through April 2014              40%
                       May 2014 through April 2015              45%
                       May 2015 and thereafter                  50%

                       The Subordinate Prepayment Percentage for the Mortgage Pool or loan group in the Mortgage Pool for any Distribution Date will equal 100% minus the Senior Prepayment Percentage for the Mortgage Pool or such loan group in the Mortgage Pool for such date.

                          Preliminary Summary of Terms

Senior Principal        The "Senior Principal Distribution Amount" for the
Distribution Amount:    Mortgage Pool or loan group in the Mortgage Pool and any
                        Distribution Date will equal the sum of (i) the Senior
                        Percentage for the Mortgage Pool or loan group in the Mortgage Pool of the applicable Non-PO Percentage of Scheduled Principal Payments for such Distribution
                        Date and (ii) the Senior Prepayment Percentage for the
                        Mortgage Pool or loan group in the Mortgage Pool of the applicable Non-PO Percentage of Unscheduled
                        Principal Payments for such Distribution Date subject to certain reductions due to losses.

 Stated Principal       The "Stated Principal Balance" means, as to any Mortgage
 Balance:               Loan and due date, the unpaid principal balance of such
                        Mortgage Loan as of such due date, as specified in the amortization schedule at the time relating thereto
                        (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period), after giving effect to any previous partial principal prepayments and Liquidation Proceeds (net of unreimbursed expenses and unreimbursed Advances) allocable to principal received and to the payment of principal due on such due date and irrespective of any delinquency in payment by the related mortgagor and after giving effect to any deficient valuation by a court in connection with a bankruptcy .

 Subordinate            The Subordinate Percentage for the Mortgage Pool or loan
 Percentage:            group in the Mortgage Pool for any Distribution Date
                        will equal 100% minus the Senior Percentage for such date.

Subordinate             The Subordinate Prepayment Percentage for the Mortgage
Prepayment Percentage:  Pool or loan group in the Mortgage Pool for any
                        Distribution Date will equal 100% minus the Senior
                        Prepayment Percentage for the Mortgage Pool or such loan group in the Mortgage Pool for such date.

 Subordinate Principal  The "Subordinate Principal Distribution Amount" for the
 Distribution Amount:   Mortgage Pool or loan group in the Mortgage Pool for any
                        Distribution Date will equal the sum of (i) the Subordinate Percentage for the Mortgage Pool or loan group in the Mortgage Pool of the applicable Non-PO
                        Percentage of Scheduled Principal Payments for such
                        Distribution Date and (ii) the Subordinate Prepayment
                        Percentage for the Mortgage Pool or loan group in the Mortgage Pool of the applicable Non-PO Percentage of Unscheduled Principal Payments for such Distribution
                        Date.

                           Preliminary Credit Support

Subordinate Certificates provide credit support for Senior Certificates. If the Senior Certificates are divided into multiple groups, the Subordinate Certificates may or may not consist of multiple groups. If there are multiple groups of Subordinate Certificates, each group will support one or more groups of Senior Certificates. Additional credit enhancement is provided by the allocation of the applicable Non-PO Percentages of all principal prepayments on the applicable Mortgage Loans to the related Senior Non-PO Certificates, subject to certain exceptions, for the first five years and the disproportionately greater allocation of prepayments to such Senior Non-PO Certificates over the following four years. The disproportionate allocation of the applicable Non-PO Percentages of prepayments on the Mortgage Loans will accelerate the amortization of those Senior Non-PO Certificates relative to the amortization of the related Subordinate Certificates. As a result, the credit support percentage for the Senior Certificates should be maintained and may be increased during the first nine years. If there is one group of Subordinate Certificates, the initial credit support percentage for the Senior Certificates (calculated by dividing the initial Class Balance of the Subordinate Certificates by the aggregate Pool Principal Balance) is expected to be 4.05% (+/- 50 basis points). If there are two groups of Subordinate Certificates, the initial credit support percentage for the Senior Certificates related to the 20 to 40 year Mortgage Loans (calculated by dividing the initial Class Balance of the related Subordinate Certificates by the related Pool Principal Balance) is expected to be 4.14% (+/- 50 basis points) and the initial credit support percentage for the Senior Certificates related to the 15 year Mortgage Loans (calculated by dividing the initial Class Balance of the related Subordinate Certificates by the related Pool Principal Balance) is expected to be 2.85% (+/- 50 basis points).

                            Priority of Distributions

Distributions will be made on each Distribution Date from the Pool Distribution Amount (if the Mortgage Pool is not divided into loan groups) or Amounts (if there are multiple loan groups, in which case the Senior Certificates and any components of a group will be paid from the related Pool Distribution Amount) in the following order of priority:


                         First, to the classes of Senior
                       Certificates and component (if any)
                    entitled to payments of interest, to pay
                                    interest;
                                       |
                                       |
                                      \ /
                     Second, pro rata, to the Senior Non-PO
                        Certificates and any ratio strip
                      component or ratio strip certificates
                    entitled to payments of principal, to pay
                                   principal;
                                    interest;
                                       |
                                       |
                                      \ /
                     Third, to any ratio strip component or
                      ratio strip certificates, to pay any
                     Class PO Deferred Amounts, from amounts
                      otherwise payable as principal to the
                        related Subordinate Certificates;
                                    interest;
                                       |
                                       |
                                      \ /
                             Fourth, subject to any
                        cross-collateralization payments,
                         sequentially, to each class of
                  Subordinate Certificates from the related
                     Pool Distribution Amount or Amounts to
                     pay interest and principal in the order
                     of numerical class designations, until
                         each Class Balance is zero; and
                                    interest;
                                       |
                                       |
                                      \ /
                     Fifth, to the residual certificate, any
                               remaining amounts.

                          Preliminary Summary of Terms

The Sponsor and         Bank of America, National Association ("Bank of
Servicer:               America") will serve as the sponsor (the "Sponsor") and
                        the servicer (the "Servicer") of the Certificates.

                        See "The Sponsor," "The Mortgage Loan Programs," "Servicing of the Mortgage Loans" and "The Pooling Agreement" in the base prospectus for more information about the Sponsor, its securitization programs, its solicitation and underwriting criteria used to originate the Mortgage Loans and its material roles and duties in this transaction.

                        All of the Mortgage Loans will be serviced by the Servicer in accordance with the terms of the Pooling Agreement. The Servicer may perform any of its obligations under the Pooling Agreement through one or more subservicers. Despite the existence of subservicing arrangements, the Servicer will be liable for its servicing duties and obligations under the Pooling Agreement as if the Servicer alone were servicing the Mortgage Loans. See "The Sponsor," "Servicing of the Mortgage Loans -- The Servicers," "-- Servicing Experience and Procedures of Bank of America" and "The Pooling Agreement" in the base prospectus for more information about the Servicer, the Servicer's experience, its servicing procedures and its obligations under the Pooling Agreement.

                                Preliminary Summary of Terms

Static Pool             Information concerning the Sponsor's prior residential
Information:            mortgage loan securitizations involving both fixed-rate
                        first lien mortgage loans underwritten in accordance with the Sponsor's general underwriting standards described in the base prospectus under "The Mortgage
                        Loan Programs--Mortgage Loan Underwriting--Bank of
                        America General Underwriting Standards" and first lien mortgage loans underwritten in accordance with the Sponsor's alternative underwriting standards described in the base prospectus under --Bank of America
                        Alternative Underwriting Standards," and, in each case, issued by the Depositor or the Depositor's predecessor is available on the internet at http://www.bofa.com/boams. Although those securitizations involve the most comparable type of mortgage loans to the type of Mortgage Loans contained in the Mortgage Pool, the Sponsor also maintains on that website, for the information of investors, statistical data concerning the Sponsor's prior residential mortgage loan securitizations involving either fixed-rate first lien mortgage loans or adjustable-rate first lien mortgage loans underwritten in accordance with the Sponsor's general underwriting standards issued by the Depositor or the Depositor's predecessor.

                           Without charge or registration, investors can view on
                        this website the following information for each of those securitizations:

                           o  summary initial pool information; and

                           o delinquency, cumulative loss, and prepayment information as of each Distribution Date for the five years preceding the date of first use of the prospectus supplement.

                           In the event any changes or updates are made to the
                        information available on the Sponsor's website, the Depositor will provide a copy of the original information upon request to any person who writes or calls the Depositor. The Depositor's address is 214 North Tryon Street, Mail Code NC1-027-22-02, Charlotte, North Carolina 28255. Its telephone number is (704) 387-8239.

                           This static pool data may have been influenced in the
                        past by factors beyond the Sponsor's control, such as unusually robust housing prices, low interest rates and changes in product type. Therefore, the performance of prior residential mortgage loan securitizations may not be indicative of the future performance of the Mortgage Loans.

                                  Risk Factors

                        YOU SHOULD FULLY CONSIDER THE RISKS ASSOCIATED WITH AN INVESTMENT IN THE OFFERED CERTIFICATES. BEFORE INVESTING YOU SHOULD CAREFULLY REVIEW "RISK FACTORS" IN THE BASE PROSPECTUS TOGETHER WITH THE RISK FACTORS SET FORTH BELOW.


Subordination of any    Subordinate certificateholders are more likely to suffer
Super Senior Support    losses as a result of losses or delinquencies on the
and Subordinate         related Mortgage Loans than are Senior
Certificates            certificateholders.
Increases Risk
of Loss:

                           o  The rights of each class of Subordinate
                              Certificates to receive distributions of interest and principal are subordinated to the rights of the related Senior Certificates and each class of related Subordinate Certificates with a lower numerical designation.

                           o Losses that are realized on the Mortgage Loans will be allocated first to the class of related Subordinate Certificates with the highest numerical designation then to the class of related Subordinate Certificates with the next highest numerical designation and so on, in reverse numerical order of the class designation, until the outstanding Class Balances of such classes have been reduced to zero.

                        Any Super Senior Support certificateholders should The Rate of Principal consider the risk that after the related Subordinate Payments on the Certificates are no longer outstanding, the principal Mortgage Loans Will portion of losses realized on the applicable Mortgage Affect the Yield on Loans that are allocated to a class of Super Senior the Offered Certificates will be borne by the related class of Super Certificates: Senior Support Certificates, rather than such class of Super Senior Certificates.


The Rate of Principal   Because principal payments on the Mortgage Loans will be
Payments on the         distributed currently on the related Senior Certificates
Mortgage Loans Will     and the related Subordinate Certificates, the rate of
Affect the Yield on     distributions of principal and the yield to maturity on
the Offered             your Certificates will be directly related to (i) the
Certificates:           rate and timing of payments of principal on the
                        applicable Mortgage Loans and (ii) the amount and timing of defaults by borrowers that result in losses on the applicable Mortgage Loans. Borrowers are permitted to prepay their Mortgage Loans, in whole or in part, at any time. The principal payments on the Mortgage Loans may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term
                        "principal prepayment" includes prepayments and any other recovery of principal in advance of the scheduled due date, including repurchases and liquidations due to default, casualty, condemnation and the like). Any of these prepayments will result in distributions to you of amounts that would otherwise be distributed over the remaining term of the Mortgage Loans.

                                  Risk Factors

The Rate of Principal   The rate of principal payments on the Mortgage Loans
Payments on the         will be affected by the following:
Mortgage Loans Will
Affect the Yield on        o  the amortization schedules of the Mortgage Loans;
the Offered
Certificates               o  the rate of partial prepayments and full
(Continued):                  prepayments by borrowers due to refinancing, job
                              transfer, changes in property values or other factors;

                           o liquidations of the properties that secure defaulted Mortgage Loans;

                           o repurchases of Mortgage Loans by the Depositor as a result of defective documentation or breaches of representations or warranties;

                           o the exercise of due-on-sale clauses by the Servicer in connection with transfers of mortgaged properties;

                           o the optional repurchase of all the Mortgage Loans by the Depositor to effect a termination of the Trust or certain of the Mortgage Loans in the Trust when the aggregate Stated Principal Balance of the related Mortgage Loans is less than 10% of the aggregate unpaid principal balance of such Mortgage Loans as of the cut-off date; and

                           o general and targeted solicitations for refinancing by mortgage originators (including the Sponsor).

                        The rate of principal payments on the Mortgage Loans will depend greatly on the level of mortgage interest rates:

                           o If prevailing interest rates for similar mortgage loans fall below the interest rates on the Mortgage Loans in the Trust, the rate of prepayment is likely to increase.

                           o Conversely, if prevailing interest rates for similar mortgage loans rise above the interest rates on the Mortgage Loans in the Trust, the rate of prepayment is likely to decrease.

                                  Risk Factors

The Rate of Principal   If you are purchasing any Offered Certificates at a
Payments on the         discount, and specifically if you are purchasing
Mortgage Loans Will     principal only certificates, you should consider the
Affect the Yield on     risk that if principal payments on the applicable
the Offered             Mortgage Loans, or in the case of any ratio strip
Certificates            certificates, some or all of the Discount Mortgage
(Continued):            Loans, occur at a rate slower than you expected, your
                        yield will be lower than you expected. If you are purchasing any Offered Certificates at a premium, and specifically if you are purchasing interest only certificates, you should consider the risk that if principal payments on the applicable mortgage loans or, in the case of interest only certificates whose notional amount is based on some or all of the Premium Mortgage
                        Loans, such Premium Mortgage Loans, occur at a rate faster than you expected, your yield may be lower than you expected. You must make your own decisions as to the appropriate prepayment assumptions to be used when purchasing any Offered Certificates. The applicable
                        Senior Prepayment Percentage of the applicable Non-PO
                        Percentage of all principal prepayments (excluding for this purpose, partial liquidations due to default, casualty, condemnation and the like) initially will be distributed to the classes of related Senior Non-PO
                        Certificates then entitled to receive principal prepayment distributions. This may result in all (or a disproportionate percentage) of those principal prepayments being distributed to such Senior Non-PO
                        Certificates and none (or less than their pro rata share) of such principal prepayments being distributed to holders of the related Subordinate Certificates during the periods of time described in the applicable definition of "Senior Prepayment Percentage."

                        The timing of changes in the rate of prepayments may significantly affect the actual yield to you, even if the average rate of principal prepayments is consistent with your expectations. In general, the earlier the payment of principal of the related Mortgage Loans, the greater the effect on your yield to maturity. As a result, the effect on your yield of principal prepayments occurring at a rate higher (or lower) than the rate you anticipate during the period immediately following the issuance of the certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments.

Any Yield Maintenance    The Trustee on behalf of the Trust may enter into one
Agreement is Subject     or more Yield Maintenance Agreements with one or more
to Counterparty Risk:    counterparties, for the benefit of certain Classes of
                         Certificates. Each Yield Maintenance Agreement will require the applicable counterparty to make certain payments in certain circumstances. To the extent that payments on such Certificates depend in part on payments to be received by the Trustee under the related Yield Maintenance Agreement, the ability of the Trustee to make such payments on such Certificates will be subject to the credit risk of the applicable counterparty.

                                  Risk Factors

Delinquencies and       Delinquencies on the mortgage loans which are not
Losses on the Mortgage  advanced by or on behalf of the Servicer (because the
Loans Will Adversely    Servicer has determined that these amounts, if advanced,
Affect Your Yield:      would be nonrecoverable), will adversely affect the
                        yield on the related Senior Certificates and the related
                        Subordinate Certificates. The Servicer will determine that a proposed advance is nonrecoverable when, in the good faith exercise of its servicing judgment, it believes the proposed advance would not be ultimately recoverable from the related mortgagor, related liquidation proceeds, or other recoveries in respect of the Mortgage Loan. Because of the priority of distributions, shortfalls resulting from delinquencies that are not covered by advances will be borne first by the related Subordinate Certificates (in reverse numerical order), and then by the related Senior
                        Certificates.

                        Net interest shortfalls will adversely affect the yields on the Offered Certificates. In addition, losses generally will be borne by the related Subordinate Certificates. As a result, the yields on the Offered Certificates will depend on the rate and timing of realized losses on the related Mortgage Loans.

Credit Scores May Not   The Sponsor generally uses Credit Scores as part of its
Accurately Predict the underwriting process. The attached collateral summary Likelihood of Default: shows credit scores for the mortgagors obtained at the time of origination of their mortgage loans. A credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of most mortgage loans. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, credit scores do not address particular mortgage loan characteristics that influence the probability of repayment by the borrower. Neither the Depositor nor the Sponsor makes any representations any mortgage loan or that a particular credit score should be relied upon as a basis for an expectation that a borrower will repay its mortgage loan according to its terms.

Geographic              At various times, certain geographic regions will
Concentration May       experience weaker economic conditions and housing
Increase Risk of Loss   markets and, consequently, will experience higher rates
Due to Adverse          of delinquency and loss on mortgage loans generally. In
Economic Conditions or  addition, certain states have experienced natural
Natural Disasters:      disasters, including earthquakes, fires, floods and
                        hurricanes, which may adversely affect property values.
                        Although mortgaged properties located in certain identified flood zones will be required to be covered, to the maximum extent available, by flood insurance, no mortgaged properties will otherwise be required to be insured against earthquake damage or any other loss not covered by standard hazard insurance policies. Any concentration of mortgaged properties in a state or region may present unique risk considerations. See the tables entitled "Geographic Distribution of Mortgaged
                        Properties of the Mortgage Loans" in the attached collateral summary for a listing of the locations and concentrations of the mortgaged properties.

                                  Risk Factors

Geographic              Any deterioration in housing prices in a state or region
Concentration May       due to adverse economic conditions, natural disaster or
Increase Risk of Loss   other factors, and any deterioration of economic
Due to Adverse          conditions in a state or region that adversely affects
Economic Conditions or  the ability of borrowers to make payments on the
Natural Disasters       mortgage loans, may result in losses on the Mortgage
(Continued):            Loans. Any losses may adversely affect the yield to
                        maturity of the related Offered Certificates.

Residential Real        There can be no assurance that values of the mortgaged
Values May Fluctuate    Estate properties have remained or will remain at their
and Adversely Affect    levels on the dates of origination of the related
Your Investment:        Mortgage Loans. The value of any mortgaged property
                        generally will change over time from its value on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the loan-to-value ratios shown in the table in the accompanying collateral annex might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur on the Mortgage
                        Loans. If the residential real estate market should experience an overall decline in property values large enough to cause the outstanding balances of the Mortgage
                        Loans and any secondary financing on the related mortgaged properties to equal or exceed the value of the mortgaged properties, delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry or in the Sponsor's prior securitizations involving the Depositor.

                        In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the mortgagors' timely payment of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the mortgage pool. These other factors could include excessive building resulting in an oversupply of housing in a particular area or a decrease in employment reducing the demand for housing in an area. To the extent that credit enhancements do not cover such losses, your yield may be adversely impacted.

                                  Risk Factors

United States Military  As a result of military operations in Afghanistan and
Operations May          Iraq, the United States has placed a substantial number
Increase Risk of        of armed forces reservists and members of the National
Relief Act Shortfalls:  Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status may remain at high levels for an extended time. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty, is a mortgagor of a mortgage loan in the trust, the interest rate limitation of the Servicemembers Civil Relief Act, and any comparable state law, will apply. This may result in interest shortfalls on the Mortgage Loans in the trust, which will be borne by all classes of interest bearing Certificates and components. Neither the Sponsor nor the Depositor has taken any action to determine whether any of the Mortgage Loans would be affected by these interest rate limitations.

The Certificates May    The yield maintenance agreement payment for any
Not Receive Amounts     Distribution Date will be based on the lesser of (x) the
Expected from any       Class Balance(s) of the related Class or Classes or (y)
Yield Maintenance       the related notional amount, which will decrease for
Agreements:             each Distribution Date during the life of the applicable
                        yield maintenance agreement. The notional amounts are generally derived by using an assumed prepayment rate for the applicable mortgage loans. The actual rate of prepayment on the applicable mortgage loans is likely to differ from the rate assumed. If prepayments on these mortgage loans occur at a rate slower than the rate used in determining the notional amounts, the Class
                        Balance(s) of the related Class or Classes will be greater than the related notional amount for a Distribution Date and a holder of the related
                        Certificates will receive less than if the counterparty were required to make payments based on the Class
                        Balance(s) of the related Class or Classes.

                                   Risk Factors

There is a Risk that    When a Mortgage Loan is prepaid in full, the mortgagor
Interest Payments on    is charged interest only up to the date on which payment
the Mortgage Loans May  is made, rather than for an entire month. When a
Be Insufficient to Pay  mortgagor makes a partial principal prepayment on a
Interest on Your        Mortgage Loan, the mortgagor is not charged interest on
Certificates:           the prepayment for the month in which the principal
                        prepayment was received. This may result in a shortfall in interest collections available for payment on the next Distribution Date. The Servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments in full and partial prepayments on the Mortgage Loans, but in each case only up to the amount of Compensating Interest related to such Mortgage Loans for such Distribution Date. To the extent these shortfalls are not covered by the amount of related Compensating

                        Interest, they will be allocated pro rata to the related classes of interest-bearing Certificates and any related components.

Certificates May Not    If you are an individual investor who does not have
Be Appropriate for      sufficient resources or expertise to evaluate the
Individual Investors:   particular characteristics of a class of Offered
                        Certificates, the Offered Certificates may not be an appropriate investment for you. This may be the case because, among other things:

                           o if you purchase your Certificates at a price other than par, your yield to maturity will be sensitive to the uncertain rate and timing of principal prepayments on the applicable Mortgage Loans;

                           o the rate of principal distributions on, and the weighted average lives of, the Offered Certificates will be sensitive to the uncertain rate and timing of principal prepayments on the applicable Mortgage Loans and the priority of principal distributions among the classes of Certificates, and as such, the Offered Certificates and, in particular, any class of special retail certificates, may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

                           o  you may not be able to reinvest amounts
                              distributed in respect of principal on your Certificates (which distributions, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the applicable pass-through rate or your expected yield;

                           o a secondary market for the Offered Certificates may not develop or provide you with liquidity of investment; and

                           o you must pay tax on any interest or original issue discount in the year it accrues, even if the cash is paid to you in a different year.

                                   Risk Factors

Limited Source of       Proceeds of the Mortgage Loans (and any insurance policy
Payments -- No Recourse with respect to a class of insured special retail
to Depositor, Seller,   certificates) will be the sole source of payments on the
Servicer or Trustee:    Certificates. The Certificates do not represent an
                        interest in or obligation of the Depositor, the Servicer, the Sponsor, the Trustee or any of their affiliates. There are, however, limited obligations of the Depositor with respect to certain breaches of representations and warranties, and limited obligations of the Servicer with respect to its servicing obligations.

                        Neither the Certificates nor the Mortgage Loans will be guaranteed by or insured by any governmental agency or instrumentality, the Depositor, the Sponsor, the Servicer, the Trustee or any of their affiliates. Consequently, if payments on the Mortgage Loans are insufficient or otherwise unavailable to make all payments required on the Certificates, there will be no recourse to the Depositor, the Sponsor, the Servicer, the Trustee or any of their affiliates.

Limited Liquidity:      The Underwriter intends to make a market for purchase
                        and sale of the Offered Certificates after their initial issuance, but the Underwriter has no obligation to do so. There is no assurance that such a secondary market will develop or, if it does develop, that it will provide you with liquidity of investment or that it will continue for the life of the Offered Certificates. As a result, you may not be able to sell your Certificates or you may not be able to sell your Certificates at a high enough price to produce your desired return on investment.

Alternative             The secondary market for mortgage-backed securities has
Underwriting Standards experienced periods of illiquidity and can be expected May Increase Risk of s to do so in the future. Illiquidity means that there may
Loss:                   not be any purchasers for your class of Certificates.
                        Although any class of Certificates may experience illiquidity, it is more likely that classes of Certificates that are more sensitive to prepayment, credit or interest rate risk (such as the Interest Only, Super Senior Support, Companion, Inverse Floating Rate,
                        Principal Only, or Subordinated Certificates) will experience illiquidity.

                        Certain of the Mortgage Loans may have been originated using the Sponsor's "Alternative A" underwriting guidelines. See "The Mortgage Loan Programs--Mortgage Loan Underwriting--Bank of America Alternative Underwriting Standards" in the base prospectus. These underwriting guidelines are different from and, in certain respects, less stringent than the general underwriting guidelines employed by the sponsor. For example, certain of the mortgage loans may have been originated with less than standard documentation or with higher maximum loan-to-value ratios. Accordingly, the mortgage loans may experience rates of delinquencies, defaults, foreclosure, bankruptcy and loss that are higher than those experienced by mortgage loans underwritten using the Sponsor's general underwriting standards.

                                   Risk Factors

The Rate of Default on  Certain of the Mortgage Loans may be secured by investor
Mortgage Loans that     properties. An investor property is a property which, at
Are Secured by          the time of origination, the mortgagor represented would
Investor Properties     not be used as the mortgagor's primary residence or
May be Higher than on   second home. Because the mortgagor is not living on the
Other Mortgage Loans:   property, the mortgagor may be more likely to default on
                        the mortgage loan than on a comparable mortgage loan secured by a primary residence, or to a lesser extent, a second home. In addition, income expected to be generated from an investor property may have been considered for underwriting purposes in addition to the income of the mortgagor from other sources. Should this income not materialize, it is possible the mortgagor would not have sufficient resources to make payments on the mortgage loan.

There Are Risks         At the time of origination of certain of the Mortgage
Relating to Mortgaged   Loans, a lender other than the Sponsor may have
Properties Subject to   originated a second lien mortgage loan. Mortgage Loans
Second Lien Mortgage    that have second lien mortgage loans encumbering the
Loans:                  same mortgaged property may have higher rates of
                        delinquency and foreclosure relative to mortgage loans that do not have second lien mortgage loans behind them.
                        This may be due to changes in the mortgagor's debt-to-income profile, the fact that mortgagors may then have less equity in the mortgaged property or other factors. You should also note that any mortgagor could obtain a second lien mortgage loan at any time subsequent to the date of origination of their first lien mortgage loan from any lender.


Subordinate             The Subordinate Certificates may provide credit support
Certificates May        for more than one Groups of Senior Certificates and thus
Provide Subordination   the outstanding Class Balances of such Subordinate
for All Groups          Certificates could be reduced to zero as a result of a
                        disproportionate amount of principal losses on the Mortgage Loans in one Loan Group. Therefore, these losses on the Mortgage Loans in one Loan Group will reduce the subordination provided by the Subordinate
                        Certificates to the other Groups of Senior Certificates and increase the likelihood that losses may be allocated to the other Groups of Senior Certificates.

                        Under certain circumstances due to a
                        cross-collateralization mechanism, principal otherwise payable to these Subordinate Certificates will be paid to certain Senior Certificates.


High Rates of LIBOR or  If you are purchasing any inverse floating rate interest
Another Index May       only certificates, in addition to the risk that a rapid
Result in a Lower or    rate of prepayments on the related Mortgage Loans may
Negative Yield on any   result in a lower actual yield than you expected or a
Inverse Floating Rate   negative yield, you should also consider the risk that
Interest Only           high rates of LIBOR or high rates of another applicable
Certificates            index for your certificates may result in the failure to
                        recover your initial investment.

                      Categories of Classes of Certificates

      The Certificates of any series may be comprised of one or more classes. The classes, in general, fall into different categories. The chart in the base prospectus under the heading "Description of the Certificates--Categories of Classes of Certificates" identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of Certificates may identify the classes which comprise that series by reference to those categories or another category specified in the prospectus supplement.

[BANC OF AMERICA SECURITIES LOGO]
                                    Banc of Americ Alternative Loan Trust 2006-4
                               Mortgage Pass-Through Certificates, Series 2006-4
--------------------------------------------------------------------------------

                       [BANC OF AMERICA SECURITIES LOGO]


   Because the asset-backed securities are being offered on a "when, as and if issued" basis, any contract of sale will terminate, by its terms, without any further obligation or liability between us, if the securities themselves, or the particular class to which the contract relates, are not issued. In addition, since the asset-backed securities and the asset pools backing them are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus), any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date. If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation or liability between us (the "Automatic Termination"). If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class. To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.


Mortgage Pass-Through Certificates, Series 2006-4


Banc of America Alternative Loan Trust 2006-4
Issuing Entity


Banc of America Mortgage Securities, Inc.
Depositor


Bank of America, National Association
Sponsor and Servicer


[BANK OF AMERICA LOGO]



April 11, 2006




The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visitingid2 EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

                                   DISCLAIMER

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase securities. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

                             IRS CIRCULAR 230 NOTICE

            THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS FREE WRITING PROSPECTUS IS WRITTEN AND PROVIDED BY THE UNDERWRITER IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The information contained in this free writing prospectus should be read in conjunction with the information contained in the Depositor's most recent base prospectus and the information provided by Banc of America Securities LLC (the "Underwriter"). The Depositor's most recent base prospectus referred to in this free writing prospectus is the base prospectus dated March 27, 2006 attached to the prospectus supplement dated March 27, 2006 relating to the Banc of America Alternative Loan Trust 2006-3 Mortgage Pass-Through Certificates, Series 2006-3 filed with the SEC under Rule 424(b)(5) of the Securities Act (SEC File No. 333-132249-01). You should carefully read this free writing prospectus and the base prospectus, as well as the information provided by the Underwriter, before you make any investment decision. Capitalized terms that are used but not defined in this free writing prospectus have the meaning given to those terms in the base prospectus.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW THIS DOCUMENT ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

                Selected 15 Year Mortgage Loan Data as of April 1, 2006((1))

                                        Range or Total        Weighted Average
                                      -------------------  ---------------------
Number of 15Year Mortgage Loans              184
Aggregate Unpaid Principal Balance      $28,760,853.91
Unpaid Principal Balance                 $19,400.00 to
                                        $2,099,160.00           $156,308.99
Mortgage Interest Rate                 5.375% to 7.375%            6.169%
Servicing Fee Rate                         0.2500%
Trustee Fee Rate                           0.0045%
Administrative Fee Rate                    0.2545%
Remaining Terms to Stated Maturity     178 to 180 months         180 months
Original Term                             180 months             180 months
Number of Months Since Origination       1 to 3 months             1 month
Original Loan-to-Value Ratio           12.50% to 90.00%            65.79%
Credit Scores                             624 to 815                740
Latest Maturity Date                      2021-04-01
Number of Buy-Down Loans                      0
Aggregate Unpaid Principal Balance
  of Buy-Down Loans                         $0.00
Unpaid Principal Balance of
  Buy-Down Loans                            $0.00
Number of BPP Mortgage Loans                  14
Aggregate Unpaid Principal Balance
  of BPP Mortgage Loans                 $1,205,362.08
Unpaid Principal Balance of BPP         $32,800.00 to
  Mortgage Loans                         $194,847.69             $86,097.29
Number of Mortgage Loans
  underwritten using "Alternative
  A" underwriting standards                   62
Aggregate Unpaid Principal Balance
  of Mortgage Loans underwritten
  using "Alternative A"
  underwriting standards                $13,273,870.18
Unpaid Principal Balance of
  Mortgage Loans underwritten
  using "Alternative A"                 $35,882.67 to
  underwriting standards                 $728,762.22            $214,094.68
Number of Mortgage Loans secured
  by leases on real property                  0
Aggregate Unpaid Principal Balance
  of Mortgage Loans secured by
  leases on real property                   $0.00
Unpaid Principal Balance of
  Mortgage Loans secured by leases
  on real property                          $0.00
Geographic Concentration of Mortgaged
  Properties in
Excess of 5.00% of the Aggregate Unpaid
  Principal Balance
     California.................            30.68%
     Florida....................            14.35%
     Washington.................            9.78%
     Texas......................            8.90%
Maximum Single Five-Digit Zip Code          7.30%
  Concentration

--------------------------
(1) Approximate (+/-5%).

                        Occupancy of Mortgaged Properties(1)(2)

                                                   Aggregate
                                                     Stated        % of 15 Year
                                 Number of 15      Principal       Cut-off Date
                                Year Mortgage    Balance as of    Pool Principal
------------------------------  --------------  ---------------- ---------------
Occupancy(2)                        Loans         Cut-off Date       Balance
Primary Residence                     61         $14,487,481.86       50.37%
Investor Property                    116          12,109,217.85       42.10
Second Home                           7            2,164,154.20        7.52
       Total..............           184         $28,760,853.91      100.00%

--------------------------
(1) Based solely on representations of the mortgagor at the time of origination of the related 15 Year Mortgage Loan.

(2)   Approximate (+/-5%).

                                     Property Type(1)

                                                   Aggregate
                                                     Stated        % of 15 Year
                                 Number of 15      Principal       Cut-off Date
                                Year Mortgage    Balance as of    Pool Principal
Property Type (1)                   Loans         Cut-off Date       Balance
------------------------------  --------------  ---------------- ---------------
Single Family Residence              105         $16,232,221.20       56.44%
Condominium - Low                     21           3,390,001.67       11.79
PUD-Detached                          8            2,557,123.58        8.89
2-Family                              23           2,557,045.46        8.89
3-Family                              8            1,099,635.29        3.82
4-Family                              6              983,025.55        3.42
Condominium - High                    4              807,515.98        2.81
PUD-Attached                          4              580,148.09        2.02
Condotel                              2              342,250.00        1.19
Cooperative                           2              112,223.69        0.39
Townhouse                             1               99,663.40        0.35
       Total..............           184         $28,760,853.91      100.00%

--------------------------
(1)   Approximate (+/-5%).


                                Mortgage Loan Purposes(3)

                                                   Aggregate
                                                     Stated        % of 15 Year
                                 Number of 15      Principal       Cut-off Date
                                Year Mortgage    Balance as of    Pool Principal
Purpose (3)                         Loans         Cut-off Date       Balance
------------------------------  --------------  ---------------- ---------------
Purchase                              72         $12,968,536.42        45.09%
Refinance-Cashout(1)                  87          12,006,802.25        41.75
Refinance-Rate/Term(2)                25           3,785,515.24        13.16
       Total..............           184         $28,760,853.91       100.00%

--------------------------
(1) "Refinance--Cashout" means a mortgage loan originated in connection with a refinancing that has a principal balance in excess of the principal balance on the old loan plus settlement costs where cash is distributed to the mortgagor.

(2) "Refinance--Rate/Term" means a mortgage loan originated in connection with a refinancing to reduce the mortgage interest rate or reduce or increase the term.

(3)   Approximate (+/-5%).

                                  Documentation Type(1)

                                                    Aggregate
                                     Number of       Stated        % of 15 Year
                                      15 Year      Principal       Cut-off Date
                                     Mortgage    Balance as of    Pool Principal
Documentation Type (1)                 Loans       Cut-off Date       Balance
------------------------------  --------------  ---------------- ---------------
Accelerated - Stated                     56      $12,234,772.10         42.54%
Standard                                 45        7,792,895.75         27.10
Accelerated - Paper Saver/Threshold      61        5,614,761.44         19.52
Accelerated - Desktop                    13        1,264,767.22          4.40
Underwriter/Loan Prospector
Accelerated - No Ratio                   6         1,039,098.08          3.61
Accelerated - Rapid                      2           689,984.59          2.40
Accelerated - All Ready Home             1           124,574.73          0.43
       Total.................           184      $28,760,853.91        100.00%

--------------------------
(1)   Approximate (+/-5%).

           Geographical Distribution of the Mortgaged Properties(1)(2)

                                                   Aggregate
                                                     Stated        % of 15 Year
                                 Number of 15      Principal       Cut-off Date
                                Year Mortgage    Balance as of    Pool Principal
Geographical Area (2)               Loans         Cut-off Date       Balance
------------------------------  --------------  ---------------- ---------------
Alaska                                2            $554,816.85         1.93%
Arizona                               1             100,886.00         0.35
Arkansas                              1              49,824.37         0.17
California                            36          8,824,522.05        30.68
Florida                               26          4,126,693.64        14.35
Georgia                               7             840,475.65         2.92
Hawaii                                1             145,000.00         0.50
Idaho                                 1              59,306.08         0.21
Illinois                              3             345,498.41         1.20
Indiana                               1              72,460.32         0.25
Iowa                                  1              57,000.00         0.20
Kansas                                4             127,566.33         0.44
Kentucky                              1             147,989.37         0.51
Louisiana                             2              79,739.27         0.28
Maine                                 2             364,484.21         1.27
Maryland                              5             647,773.00         2.25
Massachusetts                         3             770,283.68         2.68
Michigan                              1             200,000.00         0.70
Missouri                              6             592,122.64         2.06
New Hampshire                         1              98,048.28         0.34
New Jersey                            4           1,411,000.00         4.91
New Mexico                            2             100,305.05         0.35
New York                              8             759,190.08         2.64
North Carolina                        5             527,935.09         1.84
Oklahoma                              6             426,983.78         1.48
Oregon                                3             342,965.33         1.19
Pennsylvania                          3             297,824.37         1.04
South Carolina                        3             268,121.97         0.93
Tennessee                             2              89,899.34         0.31
Texas                                 31          2,558,336.82         8.90
Utah                                  1             200,000.00         0.70
Virginia                              4             345,657.84         1.20
Washington                            4           2,811,877.02         9.78
Wisconsin                             3             416,267.07         1.45
       Total..............           184        $28,760,853.91       100.00%

--------------------------
(1) As of the Cut-off Date, no more than approximately 7.30% of the 15 Year Mortgage Loans are expected to be secured by Mortgaged Properties located in any one five-digit postal zip code.

(2)   Approximate (+/-5%).

                 Current Mortgage Loan Principal Balances(1)(2)

                                                   Aggregate
                                                     Stated        % of 15 Year
                                 Number of 15      Principal       Cut-off Date
Current Mortgage Loan           Year Mortgage    Balance as of    Pool Principal
Principal Balances(2)               Loans         Cut-off Date       Balance
------------------------------  --------------  ---------------- ---------------
0.01 - 50,000.00                      30         $1,134,268.73          3.94%
50,000.01 - 100,000.00                56          4,151,770.75         14.44
100,000.01 - 150,000.00               49          6,266,904.55         21.79
150,000.01 - 200,000.00               19          3,417,976.43         11.88
200,000.01 - 250,000.00               5           1,073,968.30          3.73
250,000.01 - 300,000.00               4           1,086,708.31          3.78
300,000.01 - 350,000.00               2             626,949.84          2.18
350,000.01 - 400,000.00               6           2,210,287.42          7.69
400,000.01 - 450,000.00               1             422,800.00          1.47
450,000.01 - 500,000.00               6           2,898,283.68         10.08
550,000.01 - 600,000.00               1             561,084.63          1.95
600,000.01 - 650,000.00               1             612,000.00          2.13
700,000.01 - 750,000.00               3           2,198,691.27          7.64
2,000,000.01 -                        1           2,099,160.00          7.30
  2,500,000.00
       Total..............           184        $28,760,853.91        100.00%

--------------------------
(1) As of the Cut-off Date, the average outstanding principal balance of the 15 Year Mortgage Loans is expected to be approximately $156,309.

(2)   Approximate (+/-5%).


                      Original Debt-to-Income Ratios(1)(2)

                                                   Aggregate
                                                     Stated        % of 15 Year
                                 Number of 15      Principal       Cut-off Date
Original Debt-to-Income         Year Mortgage    Balance as of    Pool Principal
Ratios(2)                           Loans         Cut-off Date       Balance
------------------------------  --------------  ---------------- ---------------
Not Calculated                        3           $502,365.94          1.75%
0.01 - 10.00                          5            696,606.18          2.42
10.01 - 20.00                         17         2,080,294.89          7.23
20.01 - 30.00                         31         6,634,688.93         23.07
30.01 - 40.00                         56         9,299,906.72         32.34
40.01 - 50.00                         54         6,916,554.40         24.05
50.01 - 60.00                         14         2,287,286.28          7.95
60.01 - 70.00                         3            311,150.57          1.08
70.01 - 80.00                         1             32,000.00          0.11
       Total..............           184       $28,760,853.91        100.00%

--------------------------
(1) As of the Cut-off Date, the weighted average Debt-to-Income Ratio at origination of the 15 Year Mortgage Loans is expected to be approximately 35.45%.

(2)   Approximate (+/-5%).

                       Original Loan-to-Value Ratios(1)(2)

                                                   Aggregate
                                                     Stated        % of 15 Year
                                 Number of 15      Principal       Cut-off Date
Original Loan-to-Value          Year Mortgage    Balance as of    Pool Principal
Ratios(2)                           Loans         Cut-off Date       Balance
------------------------------  --------------  ---------------- ---------------
10.01 - 15.00                         3           $131,458.12          0.46%
15.01 - 20.00                         1            109,345.00          0.38
20.01 - 25.00                         4            397,291.72          1.38
25.01 - 30.00                         8            779,314.11          2.71
30.01 - 35.00                         7          1,129,192.61          3.93
35.01 - 40.00                         8          1,391,727.82          4.84
40.01 - 45.00                         5            802,720.97          2.79
45.01 - 50.00                         7            659,334.06          2.29
50.01 - 55.00                         5            524,272.63          1.82
55.01 - 60.00                         13         2,447,566.00          8.51
60.01 - 65.00                         8          1,423,659.62          4.95
65.01 - 70.00                         22         4,396,319.31         15.29
70.01 - 75.00                         20         4,113,759.83         14.30
75.01 - 80.00                         59         9,225,989.66         32.08
80.01 - 85.00                         3            239,665.39          0.83
85.01 - 90.00                         11           989,237.06          3.44
       Total..............           184       $28,760,853.91        100.00%

--------------------------
(1) As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the 15 Year Mortgage Loans is expected to be approximately 65.79%.

(2)   Approximate (+/-5%).

                          Mortgage Interest Rates(1)(2)

                                                   Aggregate
                                                     Stated        % of 15 Year
                                 Number of 15      Principal       Cut-off Date
                                Year Mortgage    Balance as of    Pool Principal
Mortgage Interest Rates (2)         Loans         Cut-off Date       Balance
------------------------------  --------------  ---------------- ---------------
5.251 - 5.500                         6            $803,042.46         2.79%
5.501 - 5.750                         19          4,449,944.55        15.47
5.751 - 6.000                         37          7,521,587.54        26.15
6.001 - 6.250                         40          7,225,133.87        25.12
6.251 - 6.500                         45          4,851,863.40        16.87
6.501 - 6.750                         24          1,751,665.33         6.09
6.751 - 7.000                         6           1,276,153.02         4.44
7.001 - 7.250                         3             613,000.00         2.13
7.251 - 7.500                         4             268,463.74         0.93
       Total..............           184        $28,760,853.91       100.00%

--------------------------
(1) As of the Cut-off Date, the weighted average mortgage interest rate of the 15 Year Mortgage Loans is expected to be approximately 6.169% per annum.

(2) Approximate (+/-5%).

                    Number of Months Since Origination(1)(2)

                                                   Aggregate
                                                     Stated        % of 15 Year
                                 Number of 15      Principal       Cut-off Date
                                Year Mortgage    Balance as of    Pool Principal
Months Since Origination (2)        Loans         Cut-off Date       Balance
------------------------------  --------------  ---------------- ---------------
1 - 2                                183         $28,651,596.34       99.62%
3 - 4                                 1              109,257.57        0.38
       Total..............           184         $28,760,853.91      100.00%

--------------------------
(1) As of the Cut-off Date, the weighted average number of months since origination of the 15 Year Mortgage Loans is expected to be approximately 1 month.

(2)   Approximate (+/-5%).


                              Remaining Terms(1)(2)

                                                   Aggregate
                                                     Stated        % of 15 Year
                                 Number of 15      Principal       Cut-off Date
                                Year Mortgage    Balance as of    Pool Principal
Remaining Terms (2)                 Loans         Cut-off Date       Balance
------------------------------  --------------  ---------------- ---------------
161 - 180                            184         $28,760,853.91      100.00%
       Total..............           184         $28,760,853.91      100.00%

--------------------------
(1) As of the Cut-off Date, the weighted average remaining term to stated maturity of the 15 Year Mortgage Loans is expected to be approximately 180 months.

(2)   Approximate (+/-5%).


                        Credit Scores of Mortgagors(1)(2)

                                                   Aggregate
                                                     Stated        % of 15 Year
                                 Number of 15      Principal       Cut-off Date
                                Year Mortgage    Balance as of    Pool Principal
Credit Scores(2)                    Loans         Cut-off Date       Balance
------------------------------  --------------  ---------------- ---------------
801 - 850                             10         $2,872,728.02         9.99%
751 - 800                             61          9,292,434.15        32.31
701 - 750                             66         10,338,869.54        35.95
651 - 700                             38          5,616,350.75        19.53
601 - 650                             8             610,657.40         2.12
Not Scored                            1              29,814.05         0.10
       Total..............           184         $28,760,853.91      100.00%

--------------------------
(1) The scores shown are Bureau Credit Scores from Experian (FICO), Equifax (Beacon) and TransUnion (Empirica).

(2)   Approximate (+/-5%).

                Selected 30 Year Mortgage Loan Data as of April 1, 2006(1)

                                        Range or Total        Weighted Average
Number of  30 Year Mortgage Loans           1,991
Aggregate Unpaid Principal Balance     $388,454,775.42
Unpaid Principal Balance                $16,000.00 to
                                        $2,450,000.00           $195,105.36
Mortgage Interest Rate                 5.250% to 7.875%            6.589%
Servicing Fee Rate                         0.2500%
Trustee Fee Rate                           0.0045%
Administrative Fee Rate                    0.2545%
Remaining Terms to Stated Maturity     215 to 480 months         360 months
Original Term                          216 to 480 months        360.5 months
Number of Months Since Origination      1 to 16 months            2 months
Original Loan-to-Value Ratio          10.91% to 103.00%            72.96%
Credit Scores                             602 to 829                727
Latest Maturity Date                      2046-04-01
Number of Buy-Down Loans                      0
Aggregate Unpaid Principal Balance
  of Buy-Down Loans                         $0.00
Unpaid Principal Balance of
  Buy-Down Loans                            $0.00
Number of BPP Mortgage Loans                 150
Aggregate Unpaid Principal Balance
  of BPP Mortgage Loans                 $19,075,554.99
Unpaid Principal Balance of BPP         $16,000.00 to
  Mortgage Loans                         $579,000.00            $127,170.37
Number of Mortgage Loans
  underwritten using "Alternative
  A" underwriting standards                  636
Aggregate Unpaid Principal Balance
  of Mortgage Loans underwritten
  using "Alternative A"
  underwriting standards               $172,594,938.29
Unpaid Principal Balance of
  Mortgage Loans underwritten
  using "Alternative A"                  $21,320.00 to
  underwriting standards                $1,500,000.00           $271,375.69
Number of Mortgage Loans secured
  by leases on real property                  24
Aggregate Unpaid Principal Balance
  of Mortgage Loans secured by
  leases on real property               $2,268,432.47
Unpaid Principal Balance of
  Mortgage Loans secured by leases      $25,280.00 to
  on real property                       $826,125.00             $94,518.02
Geographic Concentration of Mortgaged
  Properties in
Excess of 5.00% of the Aggregate Unpaid
  Principal Balance
     California.................            22.94%
     Florida....................            16.35%
     Texas......................            8.72%
Maximum Single Five-Digit Zip Code          0.63%
  Concentration

--------------------------
(1)   Approximate (+/-5%).

                     Occupancy of Mortgaged Properties(1)(2)

                                                   Aggregate
                                                     Stated        % of 30 Year
                                 Number of 30      Principal       Cut-off Date
                                Year Mortgage    Balance as of    Pool Principal
Occupancy(2)                        Loans         Cut-off Date       Balance
------------------------------  --------------  ---------------- ---------------
Primary Residence                   1,095       $249,220,291.79       64.16%
Investor Property                    810         117,925,770.23       30.36
Second Home                           86          21,308,713.40        5.49
       Total..............          1,991       $388,454,775.42      100.00%

--------------------------
(1) Based solely on representations of the mortgagor at the time of origination of the related 30 Year Mortgage Loan.

(2)   Approximate (+/-5%).



                                Property Type(1)

                                                   Aggregate
                                                     Stated        % of 30 Year
                                 Number of 30      Principal       Cut-off Date
                                Year Mortgage    Balance as of    Pool Principal
Property Type (1)                   Loans         Cut-off Date       Balance
------------------------------  --------------  ---------------- ---------------
Single Family Residence             1,271       $234,876,957.41        60.46%
PUD-Detached                         201          49,667,440.01        12.79
2-Family                             184          35,000,181.74         9.01
Condominium - Low                    127          21,709,788.17         5.59
4-Family                              56          15,370,236.20         3.96
Condominium - High                    38          11,501,559.62         2.96
PUD-Attached                          48           8,526,460.26         2.19
3-Family                              26           5,881,630.04         1.51
Townhouse                             28           3,754,708.40         0.97
Condotel                              11           2,062,698.17         0.53
Cooperative                           1              103,115.40         0.03
       Total..............          1,991       $388,454,775.42       100.00%

--------------------------
(1)   Approximate (+/-5%).


                            Mortgage Loan Purposes(3)

                                                   Aggregate
                                                     Stated        % of 30 Year
                                 Number of 30      Principal       Cut-off Date
                                Year Mortgage    Balance as of    Pool Principal
Purpose (3)                         Loans         Cut-off Date       Balance
------------------------------  --------------  ---------------- ---------------
Purchase                            1,313       $223,008,356.82        57.41%
Refinance-Cashout(1)                 496         125,190,452.88        32.23
Refinance-Rate/Term(2)               182          40,255,965.72        10.36
       Total..............          1,991       $388,454,775.42       100.00%

--------------------------
(1) "Refinance--Cashout" means a mortgage loan originated in connection with a refinancing that has a principal balance in excess of the principal balance on the old loan plus settlement costs where cash is distributed to the mortgagor.

(2) "Refinance--Rate/Term" means a mortgage loan originated in connection with a refinancing to reduce the mortgage interest rate or reduce or increase the term.

(3)   Approximate (+/-5%).

                              Documentation Type(1)

                                                  Aggregate
                                                    Stated       % of 30 Year
                                 Number of 30     Principal      Cut-off Date
                                 Year Mortgage  Balance as of   Pool Principal
Documentation Type (1)               Loans       Cut-off Date      Balance
------------------------------  -------------- ----------------- ---------------
Accelerated - Stated                  567       $159,576,327.37      41.08%
Standard                              749        134,872,608.78      34.72
Accelerated - Desktop                 298         44,354,842.17      11.42
Underwriter/Loan Prospector
Accelerated - Paper Saver/
  Threshold                           294         34,421,665.43       8.86
Accelerated - No Ratio                58          11,864,437.71       3.05
Accelerated - Stated Income/
  Stated Asset                         9           1,390,679.96       0.36
Accelerated - All Ready Home          10           1,055,454.45       0.27
Accelerated - Rapid                    6             918,759.55       0.24
       Total.................        1,991      $388,454,775.42     100.00%

--------------------------
(1)   Approximate (+/-5%).

           Geographical Distribution of the Mortgaged Properties(1)(2)

                                                   Aggregate
                                                     Stated        % of 30 Year
                                 Number of 30      Principal       Cut-off Date
                                Year Mortgage    Balance as of    Pool Principal
Geographical Area (2)               Loans         Cut-off Date       Balance
------------------------------  --------------  ---------------- ---------------
Alabama                               7          $2,130,231.94         0.55%
Alaska                                1             173,600.00         0.04
Arizona                               37          7,811,099.76         2.01
Arkansas                              20          2,219,467.06         0.57
California                           233         89,114,391.98        22.94
Colorado                              38          7,090,864.87         1.83
Connecticut                           18          3,626,485.60         0.93
Delaware                              3             558,827.28         0.14
District of Columbia                  8           2,050,252.41         0.53
Florida                              300         63,510,101.89        16.35
Georgia                               71          9,998,499.25         2.57
Hawaii                                17          4,537,642.03         1.17
Idaho                                 8             974,108.96         0.25
Illinois                              55         11,939,167.00         3.07
Indiana                               20          2,195,702.14         0.57
Iowa                                  8             754,381.12         0.19
Kansas                                34          3,147,359.65         0.81
Kentucky                              9           1,178,393.92         0.30
Louisiana                             5            426,229.65          0.11
Maine                                 7           1,058,595.51         0.27
Maryland                              61          8,375,299.16         2.16
Massachusetts                         29          9,627,306.22         2.48
Michigan                              32          4,750,664.91         1.22
Minnesota                             13          2,186,288.79         0.56
Mississippi                           5            602,068.51          0.15
Missouri                              82          9,505,920.93         2.45
Montana                               4             684,371.43         0.18
Nebraska                              4             528,593.62         0.14
Nevada                                26          5,943,038.79         1.53
New Hampshire                         2             442,000.00         0.11
New Jersey                            29          6,811,921.57         1.75
New Mexico                            17          2,891,422.07         0.74
New York                              36         11,138,075.58         2.87
North Carolina                        94         16,775,965.63         4.32
North Dakota                          2             156,800.00         0.04
Ohio                                  10            972,794.21         0.25
Oklahoma                              33          2,934,680.87         0.76
Oregon                                21          3,216,461.13         0.83
Pennsylvania                          41          4,720,713.36         1.22
Rhode Island                          6           1,320,518.90         0.34
South Carolina                        82         11,441,009.13         2.95
Tennessee                             45          5,293,035.03         1.36
Texas                                250         33,890,206.77         8.72
Utah                                  10          1,739,219.73         0.45
Vermont                               3             392,755.80         0.10
Virginia                              67         12,635,244.39         3.25
Washington                            40          7,025,687.36         1.81
West Virginia                         6             457,122.88         0.12
Wisconsin                             40          7,090,325.56         1.83
Wyoming                               2             409,861.07         0.11
       Total..............          1,991       $388,454,775.42      100.00%

--------------------------
(1) As of the Cut-off Date, no more than approximately 0.63% of the 30 Year Mortgage Loans are expected to be secured by Mortgaged Properties located in any one five-digit postal zip code.

(2)   Approximate (+/-5%).

                 Current Mortgage Loan Principal Balances(1)(2)

                                                   Aggregate
                                                     Stated        % of 30 Year
                                 Number of 30      Principal       Cut-off Date
Current Mortgage Loan           Year Mortgage    Balance as of    Pool Principal
Principal Balances(2)               Loans         Cut-off Date       Balance
------------------------------  --------------  ---------------- ---------------
0.01 - 50,000.00                      98         $3,562,638.94        0.92%
50,000.01 - 100,000.00               472         36,250,186.12         9.33
100,000.01 - 150,000.00              505         62,838,679.50        16.18
150,000.01 - 200,000.00              308         53,637,064.18        13.81
200,000.01 - 250,000.00              171         38,126,963.43         9.82
250,000.01 - 300,000.00              123         33,684,815.57         8.67
300,000.01 - 350,000.00               79         25,702,711.31         6.62
350,000.01 - 400,000.00               50         18,911,765.16         4.87
400,000.01 - 450,000.00               48         20,374,363.34         5.24
450,000.01 - 500,000.00               36         17,063,908.68         4.39
500,000.01 - 550,000.00               25         13,159,148.26         3.39
550,000.01 - 600,000.00               18         10,427,675.61         2.68
600,000.01 - 650,000.00               17         10,864,849.92         2.80
650,000.01 - 700,000.00               9           6,147,719.48         1.58
700,000.01 - 750,000.00               2           1,464,109.88         0.38
750,000.01 - 800,000.00               3           2,345,813.85         0.60
800,000.01 - 850,000.00               3           2,499,762.79         0.64
850,000.01 - 900,000.00               2           1,759,222.54         0.45
900,000.01 - 950,000.00               2           1,861,152.94         0.48
950,000.01 - 1,000,000.00             3           2,925,000.00         0.75
1,000,000.01 - 1,500,000.00           11         13,449,093.27         3.46
1,500,000.01 - 2,000,000.00           4           6,863,130.65         1.77
2,000,000.01 -                        2           4,535,000.00         1.17
  2,500,000.00
       Total..............          1,991       $388,454,775.42      100.00%

--------------------------
(1) As of the Cut-off Date, the average outstanding principal balance of the 30 Year Mortgage Loans is expected to be approximately $195,105.

(2)   Approximate (+/-5%).

                      Original Debt-to-Income Ratios(1)(2)

                                                   Aggregate
                                                     Stated        % of 30 Year
                                 Number of 30      Principal       Cut-off Date
Original Debt-to-Income         Year Mortgage    Balance as of    Pool Principal
Ratios(2)                           Loans         Cut-off Date       Balance
------------------------------  --------------  ---------------- ---------------
Not Calculated                        40         $8,777,911.10         2.26%
0.01 - 10.00                          25          3,331,423.85         0.86
10.01 - 20.00                        114         18,303,873.71         4.71
20.01 - 30.00                        349         66,503,221.68        17.12
30.01 - 40.00                        709        138,401,226.79        35.63
40.01 - 50.00                        585        122,943,032.79        31.65
50.01 - 60.00                        119         22,285,660.34         5.74
60.01 - 70.00                         45          7,431,111.93         1.91
70.01 - 80.00                         5             477,313.23         0.12
       Total..............          1,991      $388,454,775.42       100.00%

--------------------------
(1) As of the Cut-off Date, the weighted average Debt-to-Income Ratio at origination of the 30 Year Mortgage Loans is expected to be approximately 36.85%.

(2)   Approximate (+/-5%).


                       Original Loan-to-Value Ratios(1)(2)

                                                   Aggregate
                                                     Stated        % of 30 Year
                                 Number of 30      Principal       Cut-off Date
Original Loan-to-Value          Year Mortgage    Balance as of    Pool Principal
Ratios(2)                           Loans         Cut-off Date       Balance
------------------------------  --------------  ---------------- ---------------
10.01 - 15.00                         2            $250,079.00         0.06%
15.01 - 20.00                         4             434,081.15         0.11
20.01 - 25.00                         12          1,473,700.82         0.38
25.01 - 30.00                         12          2,176,086.67         0.56
30.01 - 35.00                         25          3,798,057.72         0.98
35.01 - 40.00                         22          4,485,741.72         1.15
40.01 - 45.00                         29          6,294,211.22         1.62
45.01 - 50.00                         41         11,597,716.81         2.99
50.01 - 55.00                         52         12,522,598.34         3.22
55.01 - 60.00                         52         15,130,464.13         3.90
60.01 - 65.00                         59         18,919,573.82         4.87
65.01 - 70.00                        151         37,218,951.21         9.58
70.01 - 75.00                        187         47,230,401.08        12.16
75.01 - 80.00                       1,184       204,317,300.76        52.60
80.01 - 85.00                         10          1,599,648.79         0.41
85.01 - 90.00                        122         17,419,253.73         4.48
90.01 - 95.00                         12          1,969,124.75         0.51
95.01 - 100.00                        9             910,091.18         0.23
100.01 to 103.00%                     6             707,692.52         0.18
       Total..............          1,991      $388,454,775.42      100.00%

--------------------------
(1) As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination of the 30 Year Mortgage Loans is expected to be approximately 72.96%.

(2) Approximate (+/-5%).

                          Mortgage Interest Rates(1)(2)

                                                   Aggregate
                                                     Stated        % of 30 Year
                                 Number of 30      Principal       Cut-off Date
                                Year Mortgage    Balance as of    Pool Principal
Mortgage Interest Rates (2)         Loans         Cut-off Date       Balance
------------------------------  --------------  ---------------- ---------------
5.001 - 5.250                         1            $925,000.00         0.24%
5.501 - 5.750                         11          2,460,176.83         0.63
5.751 - 6.000                        102         20,233,049.66         5.21
6.001 - 6.250                        279         61,925,520.65        15.94
6.251 - 6.500                        568        113,803,162.22        29.30
6.501 - 6.750                        477         84,833,679.45        21.84
6.751 - 7.000                        368         69,531,205.12        17.90
7.001 - 7.250                        110         18,347,006.12         4.72
7.251 - 7.500                         53         11,284,929.33         2.91
7.501 - 7.750                         21          4,721,314.44         1.22
7.751 - 8.000                         1             389,731.60         0.10
       Total..............          1,991      $388,454,775.42      100.00%

--------------------------
(1) As of the Cut-off Date, the weighted average mortgage interest rate of the 30 Year Mortgage Loans is expected to be approximately 6.589% per annum.

(2)   Approximate (+/-5%).


                    Number of Months Since Origination(1)(2)

                                                   Aggregate
                                                     Stated        % of 30 Year
                                 Number of 30      Principal       Cut-off Date
                                Year Mortgage    Balance as of    Pool Principal
Months Since Origination (2)      Loans         Cut-off Date       Balance
------------------------------  --------------  ---------------- ---------------
1 - 2                               1,954       $380,399,839.46       97.93%
3 - 4                                 25           4,950,935.60        1.27
5 - 6                                 1               54,547.73        0.01
7 - 8                                 1              213,971.63        0.06
9 - 10                                4              985,332.87        0.25
11 - 12                               4            1,276,216.37        0.33
13 - 14                               1              274,476.64        0.07
15 - 16                               1              299,455.12        0.08
       Total..............          1,991       $388,454,775.42      100.00%

--------------------------
(1) As of the Cut-off Date, the weighted average number of months since origination of the 30 Year Mortgage Loans is expected to be approximately 2 months.

(2)   Approximate (+/-5%).

                              Remaining Terms(1)(2)

                                                   Aggregate
                                                     Stated        % of 30 Year
                                 Number of 30      Principal       Cut-off Date
                                Year Mortgage    Balance as of    Pool Principal
Remaining Terms (2)                 Loans         Cut-off Date       Balance
------------------------------  --------------  ---------------- ---------------
201 - 220                             1           $104,231.50         0.03%
221 - 240                             5            595,050.93          0.15
261 - 280                             1            125,247.44          0.03
281 - 300                             9          1,499,416.74          0.39
301 - 320                             1             89,032.55          0.02
341 - 360                           1,961      382,863,998.64         98.56
461 - 480                             13         3,177,797.62          0.82
       Total..............          1,991     $388,454,775.42        100.00%

--------------------------
(1) As of the Cut-off Date, the weighted average remaining term to stated maturity of the 30 Year Mortgage Loans is expected to be approximately 360 months.

(2)   Approximate (+/-5%).


                        Credit Scores of Mortgagors(1)(2)

                                                   Aggregate
                                                     Stated        % of 30 Year
                                 Number of 30      Principal       Cut-off Date
                                Year Mortgage    Balance as of    Pool Principal
Credit Scores(2)                    Loans         Cut-off Date       Balance
------------------------------  --------------  ---------------- ---------------
801 - 850                             75         $13,086,240.77        3.37%
751 - 800                            631         117,373,795.64       30.22
701 - 750                            694         135,452,739.63       34.87
651 - 700                            505         104,899,078.39       27.00
601 - 650                             77          15,550,155.49        4.00
Not Scored                            9            2,092,765.50        0.54
       Total..............          1,991       $388,454,775.42      100.00%

--------------------------
(1) The scores shown are Bureau Credit Scores from Experian (FICO), Equifax (Beacon) and TransUnion (Empirica).

(2)   Approximate (+/-5%).